UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2021

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Block B-5, 20/F, Great Smart Tower, 230 Wanchai Rd, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 21521223

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2021, Verde Resources, Inc. (the “Company”), through its indirect subsidiary Bio Resources Limited (“BRL”), a company incorporated under the laws of the Labuan, entered into a Shares Sale Agreement with Global Renewables Sdn Bhd (“Global Renewables”), a company incorporated under the laws of the Malaysia, to acquire the entire issued and paid-up share capital of Global Renewables. Under the terms of the Shares Sale Agreement, the consideration for the acquisition shall be satisfied in full by the payment of Malaysia Ringgit MYR 25,000 upon the execution of the Shares Sale Agreement.

On June 18, 2021, the Company, through its wholly-owned subsidiary Gold Billion Global Limited (“GBL”), entered into a Shares Sale Agreement with Lamax Gold Limited (“LGL”), a company incorporated under the laws of the British Virgin Islands, in relation to acquisition of the remaining 15% of the issued and paid-up share capital of Champmark Sdn Bhd (“CSB”), a company incorporated under the laws of the Malaysia. Prior to this acquisition, GBL owned 85% equity in CSB. Upon completion of the acquisition, GBL would own the entire issued and paid-up share capital of CSB. Under the terms of the Shares Sale Agreement, the consideration for the acquisition shall be satisfied in full by the payment of Malaysia Ringgit MYR 150,000 upon the execution of the Shares Sale Agreement.

Item 9.01 Financial Statements and Exhibits

Both the Shares Sale Agreements are attached hereto as Exhibit 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

Date: June 22, 2021

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